UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2025

Date of Report (Date of earliest event reported)

AiRWA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(646) 453-0678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2025, AiRWA Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed to sell to such investors 15,382,378 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.02 per share of Common Stock (the “Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-284188), which was declared effective by the Securities and Exchange Commission on June 11, 2025, a base prospectus dated June 11, 2025, and a prospectus supplement dated December 18, 2025.

The Offering is expected to close on December 22, 2025, and the gross proceeds are expected to be approximately $15,690,030, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for the furtherance of a previously announced joint venture, corporate acquisitions, working capital and other general corporate purposes.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreements is not complete and are qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Placement Agency Agreement

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), dated December 18, 2025, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a total cash fee equal to 5.0% of the aggregate gross proceeds of the Offering and to reimburse the Placement Agent for (i) up to $15,000 for non-accountable expenses and (ii) up to $55,000 for the out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with the Offering.

The foregoing descriptions of the Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full texts of the form of the Placement Agency Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The legal opinion and consent of Lucosky Brookman LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events

The Company issued press releases announcing the pricing of the Offering on December 19, 2025. A copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
5.1	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement dated December 18, 2025, between AiRWA Inc., and A.G.P./Alliance Global Partners
99.1	Press Release dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AiRWA INC.
a Delaware corporation

Dated: December 22, 2025	By:	/s/ Thomas Tarala
Thomas Tarala
Chief Executive Officer